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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 4 to Registration Statement No. 333-73157 of Louisiana-Pacific Corporation and subsidiaries on Form S-3 of our report dated January 28, 2000, appearing in the Annual Report on Form 10-K of Louisiana-Pacific Corporation and subsidiaries for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


                                          /s/ Deloitte & Touche LLP

Portland, Oregon
April 3, 2000